Exhibit 10.2
                              EMPLOYMENT AGREEMENT

                    VLADIMIR F. KUZNETSOV AND IPORUSSIA, INC.

         THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of the 1st day of April, 2002, by and between IPORUSSIA, INC., a Delaware corporation, having a place of business at 12 Tompkins Avenue, Jericho, NY 11753 (hereinafter designated and referred to as "Company"), and Vladimir F. Kuznetsov (hereinafter designated and referred to as "Employee").

         WHEREAS, the Company desires to employ the Employee in the capacity of President and Chief Executive Officer of the Company; and

         WHEREAS, Employee is willing to accept such employment by the Company, all in accordance with provisions hereinafter set forth.

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Term: The term of this Agreement shall be for a period of five (5) years commencing April 1, 2002 and automatically terminating on March 31, 2007 subject to earlier termination as provided herein or unless extended by mutual consent of both parties in writing sixty (60) days prior to the end of the term of this Agreement or any extension thereof, but nothing herein shall require the Company to agree to any specific term or condition or to any continuation of the employment beyond March 31, 2007.

         2. Effective Date: The effective date (the "Effective Date") of this Agreement shall commence two weeks after the Company obtains funding in the amount of Two Hundred and Fifty Thousand Dollars (USD$250,000). If the Effective Date does not commence before December 31, 2002 either party may terminate this Agreement on ten (10) days written notice, unless mutually extended.

         3. Scope of Employment:

              [a] Capacity. Company hereby agrees to employ Employee, and Employee hereby accepts such employment, as President and Chief Executive Officer of Company during the term of this Agreement and shall have such powers and authority as may be given to him from time to time by the Board of Directors ("Board"). Employee shall report to the Board of the Company and perform the services and duties customarily incident to such office and as otherwise decided upon by the Board.

              [b] Devotion Of Services. The Employee prior to the Effective Date shall not be required to devote a significant amount of business time to the Company, and commencing on the Effective Date shall devote his full business time, attention and energy and render his best efforts and skill to the business of the Company.

              [c] Place of Performance. Employee agrees to work out of the offices of the Company in Moscow, Russian Federation and spend so much of his business time at the facilities of the Company at Long Island, New York, U.S.A., as is necessary to properly fulfill his duties as its President and Chief Executive Officer. In addition, the Employee agrees that to the extent required he shall travel both domestically and internationally for the Company.

         4. Salary and Bonus: In consideration of the services to be rendered by Employee hereunder, including without limitation any services rendered as an officer or director of Company or any subsidiary or affiliate thereof, during the term of this Agreement commencing on the Effective Date, Company shall pay to Employee the following:

              [a] A salary in the amount of Seventy Thousand Dollars (USD$70,000) per annum. The Board may, at its sole and absolute discretion, increase Employee's salary; provided, however, Employee's annual salary shall be increased at the end of each twelve (12) month period from the Effective Date by at least fifteen percent (15%) over the previous year.

              [b] The Company's Board may, but shall not be obligated to, award bonuses to Employee based upon his performance.

              [c] All payments to Employee shall be subject to the regular withholding requirements of all appropriate governmental taxing authorities.

         5. Other Benefits:

              [a] Commencing on the Effective Date, Company shall provide a medical insurance plan for Employee. Employee acknowledges that the terms of such plan may change from time to time. The Employee shall be entitled to a three (3) weeks annual vacation.

              [b] Commencing on the Effective Date, the Company shall provide Employee with a Company car for Employee's use for business purposes in accordance with standard Company guidelines. This car shall be insured and registered with the Motor Vehicle Department by the Company. Company shall be responsible for the costs of proper maintenance, gasoline, insurance, repairs and routine maintenance.

         6. Expenses: Company will advance to or reimburse Employee for all reasonable travel and entertainment required by Company and other reasonable expenses incurred by Employee in connection with the performance of his services under this Agreement in accordance with Company policy as established from time to time and upon submission to the Company by him of appropriate vouchers and expense account reports.

         7. Indemnification: Employee shall be indemnified by Company against expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil, administrative or investigative in nature, to which he is made a party by reason of his being or having been an officer of Company, to the full extent permitted by applicable law and the Certificate of Incorporation of Company. Such right of indemnification will not be deemed exclusive of any other rights to which Employee may be entitled under Company's Certificate of Incorporation or By-Laws, as in effect from time to time, under any agreement or otherwise.

         8. Restrictive Covenant: (A) Employee acknowledges that (i) the business in which the Company is engaged is intensely competitive and that his employment by the Company will require that he have access to and knowledge of confidential information of the Company, including, but not limited to, certain of the Company's confidential business plans, expansion plans, financial status, and plans and personnel information and trade secrets, which are of vital importance to the success of the Company's business; (ii) the direct or indirect disclosure of any such confidential information to existing or potential competitors of the Company would place the Company at a competitive disadvantage and would do damage, financial and otherwise, to the Company's business; and
(iii) by his training, experience and expertise, some of his services to the Company will be special and unique. (B) Employee agrees that, during the term of this Agreement and if the Agreement is terminated by the Company for cause, for a period of two (2) years after the termination of this Agreement, he will not directly or indirectly become affiliated as an officer, director, employee or consultant or as a substantial security holder with any other company or entity whose business is directly competitive with any business then being conducted by the Company or its subsidiaries within the Continental United States or in the Russian Federation.

         9. Discoveries, etc.:

              [a] The Company shall be the owner, without further compensation, of all rights of every kind in and with respect to any reports, materials, inventions, processes, discoveries, improvements, modifications, know-how or trade secrets hereafter made, prepared, invented, discovered, acquired, suggested or reduced to practice (hereinafter designated and referred to as "Property Rights") by Employee in connection with Employee's performance of his duties pursuant to this Agreement, and the Company shall be entitled to utilize and dispose of such in such manner as it may determine.

              [b] The Employee agrees to and shall promptly disclose to the Board all Property Rights (whether or not patentable) made, discovered or conceived of by him, alone or with others, at any time during his employment with the Company. Any such Property Rights will be the sole and exclusive property of the Company, and Employee will execute any assignments requested by the Company of his right, title or interest in any such Property Rights. In addition, the Employee will also provide the Company with any other instruments or documents requested by the Company, at the Company's expense, as may be necessary or desirable in applying for and obtaining patents with respect thereto in the United States and all foreign countries. The Employee also agrees to cooperate with the Company and to devote reasonable time to the prosecution or defense of any patent claims or litigation or proceedings involving inventions, trade secrets, trademarks, services marks, secret processes, discoveries or improvements, whether or not he is employed by the Company at the time.

         10. Confidentiality:

              [a] Restrictions On Use Of Trade Secrets And Records. During the term of his employment, Employee will have access to and become acquainted with various trade secrets of Company, consisting of formulas, business formulations secret inventions, processes, compilations of information, records and specifications (collectively "Trade Secrets"), all of which are owned by Company and used in the operation of Company's business. Additionally, Employee will have access to and may become acquainted with various files, records, customer lists, documents, drawings, specifications, equipment and similar items relating to the business of Company (collectively "Confidential Information"). All such Trade Secrets and Confidential Information, whether they are designed, conceived or prepared by Employee or come into Employee's possession or knowledge in any other way, are and shall remain the exclusive property of Company and shall not be removed from the premises of Company under any circumstances whatsoever without the prior written consent of Company. Employee promises and agrees that he will not use for himself or for others, or divulge or disclose to any other person or entity, directly or indirectly, either during the term of his employment by Company or at any time thereafter, for his own benefit or for the benefit of any other person or entity or for any reason whatsoever, any of the Trade Secrets or Confidential Information described herein, which he may conceive, develop, obtain or learn about during or as a result of his employment by Company unless specifically authorized to do so in writing by Company.

              [b]  Employee  recognizes  that  Company  will invest  substantial effort in assembling its employees and in developing its customer base. As a result, and particularly because of Company's many types of confidential business information, Employee understands that any solicitation of a customer or employee of Company, in an effort to get them to change business affiliations, would presumably involve a misuse of Company's confidences, Trade Secrets and Confidential Information. Employee therefore agrees that, for a period of two (2) years from the later of the date of termination of Employee's employment with Company for any reason whatsoever or the receipt by Employee of any compensation paid to Employee by Company, Employee will not influence, or attempt to influence, existing employees or customers of Company in an attempt to divert, either directly or indirectly, their services or business from Company.

         11. Return of Company Property: Employee agrees that following the termination of his employment for any reason, he shall return all property of the Company which is then in or thereafter comes into his possession, including, but not limited to, documents, contracts, agreements, plans, photographs, books, notes, electronically stored data and all copies of the foregoing as well as any other materials or equipment supplied by the Company to the Employee.

         12. Termination Of Agreement:

              [a]  Termination  By  Company.  Company may  terminate  Employee's employment hereunder at any time for cause (hereinafter "Cause") without payment of severance or similar benefits. For purposes of this Section 12[a], before the expiration of the term of this Agreement, "Cause" shall mean the following events: (a) any willful breach of duty by Employee in the course of his employment, (b) the breach of any provision of this Agreement or any misrepresentation by Employee hereunder, (c) misconduct, neglect or negligence in the performance of Employee's duties and obligations, (d) disloyal, dishonest, willful misconduct, illegal, immoral or unethical conduct by Employee, (e) such carelessness or inefficiency in the performance of his duties that Employee is unfit to continue in the service of Company, (f) failure of Employee to comply with the policies or directives of Company and/or failure to take direction from Company's Board, or (g) such other conduct which is substantially detrimental to the best interests of Company including violations of the rules and regulations of the U.S. Securities and Exchange Commission. Any such termination shall become effective upon delivery of written notice to Employee.

              [b] Termination By Employee. Employee may terminate his employment hereunder at any time for cause. For purposes of this Section 12[b], "Cause" shall mean the breach of any provision of this Agreement by Company which is not cured within thirty (30) days after Employee delivers written notice to the Company's Board describing such breach. If the breach is not so cured within such thirty (30) days after delivery of such notice, the termination of employment shall become effective after the expiration of such cure period.

              [c] Death Or Disability. Employee's employment with Company shall cease upon the date of his death. In the event Employee becomes physically or mentally disabled so as to become unable for more than sixty (60) days in the aggregate in any twelve (12) month period after the Effective Date to perform his duties on a full-time basis with reasonable accommodations, Company may, at its sole discretion, terminate this Agreement and Employee's employment.

              [d] Effect Of Termination. Upon the termination of Employee's employment hereunder or the expiration or termination of the Agreement,(a)
Company shall pay Employee all compensation accrued and outstanding as of the date of such termination or expiration, and (b) notwithstanding anything to the contrary contained herein, the rights and obligations of each party under Sections 8, 9 and 10 herein shall survive such termination or expiration.

         13. Waiver: Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any other breach or default hereof.

         14. Governing Law: The validity of this Agreement or of any of the provisions hereof shall be determined under and according to the laws of the State of New York, and this Agreement and its provisions shall be construed according to the laws of the State of New York without reference to its choice of law rules.

         15. Notice: All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission and e-mail, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid.

         If to Employee:                            If to Company:
         Vladimir F. Kuznetsov                      IPORUSSIA, INC.
         12/9 Bratislavskaya Str., Apt. 175         12 Tompkins Avenue
         Moscow, 109453, Russia                     Jericho, NY 11753

         Tel:  011 7 095 347 0023                   Tel:  516-937-6600
                                                    Fax: 516-681-3900
         E-mail: vladfk@yahoo.com                   E-mail: iporussia@yahoo.com

         16. Assignment: The Employee's assignment of this Agreement or any interest herein, or any monies due or to become due by reason of the terms hereof, without the prior written consent of the Company shall be void. This Agreement shall be binding upon the Company, its successors (including any transferee of the good will of the Company) or assigns.

         17. Miscellaneous: This Agreement contains the entire understanding between the parties hereto and supersedes all other oral and written agreements or understandings between them. No modification or addition hereto or waiver or cancellation of any provision shall be valid except by a writing signed by the Company and Employee. Facsimile signatures of the undersigned parties will have the same force and effect as original signatures.

         18. Obligations of a Continuing Nature: It is expressly understood and agreed that the covenants, agreements and restrictions undertaken by or imposed on Employee hereunder, which are stated to exist or continue after termination of Employee's employment with the Company, shall exist and continue irrespective of the method or circumstances of such termination from employment or termination of this Agreement.

         19. Severability: Employee agrees that if any of the covenants, agreements or restrictions on the part of Employee are held to be invalid by any court of competent jurisdiction, such holding will not invalidate any of the other covenants, agreements and/or restrictions herein contained and such invalid provisions shall be severable so that the invalidity of any such provision shall not invalidate any others. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

         20. Representation: Employee represents and warrants that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which prevents him from entering into this Agreement or performing all of his obligations hereunder. In the event of a breach of such representation or warranty on his part or if there is any other legal impediment which prevents him from entering into this Agreement or performing all of his obligations hereunder the Company may terminate this Agreement.

         21. Descriptive Headings: The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         22. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                             IPORUSSIA, INC.



                                             By: /s/ Leonard W. Suroff
                                                 -------------------------------
                                                 Leonard W. Suroff
                                                 Treasurer


                                                 /s/  Vladimir F. Kuznetsov
                                                 -------------------------------
                                                 Vladimir F. Kuznetsov
                                                 Employee